UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 January 29, 2010
Date of Report (Date of Earliest Event Reported)

CONVERA CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	000-31989	54-1987541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1919 GALLOWS ROAD, SUITE 1050
VIENNA, VIRGINIA 22182
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(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On January 29, 2010, Convera Corporation (the “Company”) issued a press release announcing that, pursuant to the Plan of Dissolution and Liquidation previously approved by its shareholders, the Company plans to file a certificate of Dissolution with the Delaware Secretary of State on February 8, 2010, set the record date of February 8, 2010 for an initial liquidating distribution, and declared an initial liquidating cash distribution of $0.10 per share to shareholders as of record on February 8, 2010.  The press release also announces that immediately after the close of business on February 8, 2010, the Company will close its stock transfer books; accordingly it is expected that the trading of its stock on the NASDAQ Stock Market will cease at the same time.

The forgoing summary does not purpose to be complete and is subject to and qualified in its entirety by reference to the text of the Company’s press release furnished as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    99.1    Convera Corporation Press Release dated January 29, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Convera Corporation
Date: January 29, 2010	By: /s/ Matthew G. Jones
Matthew G. Jones
Chief Financial Officer, Secretary and Treasurer